UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2023

GREENLANE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38875	83-0806637
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1095 Broken Sound Parkway	Suite 100
Boca Raton	FL	33487
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 292-7660

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	GNLN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01. Entry into a Material Definitive Agreement

On September 22, 2023, Greenlane Holdings, Inc. (the “Company”) entered into a secured loan pursuant to a Loan and Security Agreement, dated as of September 22, 2023 (the “Loan Agreement”).

Pursuant to the Loan Agreement, the lender agreed to make available to the Company a six-month bridge loan of $2.2 million in new funds. Additionally, the lender agreed to defer payments totaling $2,028,603.59 already owed by the Company under existing payment obligations and potentially defer up to an additional $2,655,777.63 which may become due pursuant to existing agreements during the term of the Loan Agreement.

Subject to certain exceptions, the Company agreed to pledge all of its assets, with the exception of deposit accounts and accounts receivable, as collateral. Additionally, the Company agreed to transfer one US patent and two related foreign patents and a related trademark in exchange for an exclusive license back of such assets in the area of smoking products and accessories in connection with the loan.

Item 2.03.   Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File
* Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLANE HOLDINGS, INC.

Dated: September 28, 2023	By:	/s/ Lana Reeve
Lana Reeve
Chief Financial and Legal Officer